Exhibit 10.6
AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
THIS AMENDMENT (this “ Amendment”), dated as of January l, 2020 is made by and between Ocugen, Inc. (the “Company”) and Sanjay Subramanian (the “Executive”).
WHEREAS, the Company and the Executive are parties to an Executive Employment Agreement, dated as of September 10, 2019 (the “Employment Agreement”);
WHEREAS, Section 10.6 of the Employment Agreement provides that the Company and the Executive may amend the Employment Agreement by mutual agreement in writing; and
WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth herein (the “Amendment”).
NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Section 4.1 of the Employment Agreement is hereby amended in its entirety to read as follows:
“Effective as of January 1, 2020, Employee shall receive Base Compensation at the gross annual rate (without regard to authorized tax or other legally required deductions and withholdings) of $365,400, payable in installments in accordance with the Company‘s regular payroll practices in effect from time to time.”
2.Section 4.2 of the Employment Agreement is hereby amended in its entirety to read as follows:
“In the sole discretion of the CEO within the guidelines set by the Board for the Executive Management Team, the Company may pay to Employee an annual bonus at a target level of 35% (beginning with the Company‘s 2020 fiscal year) of Employee‘s Base Compensation (the “Target Bonus”), based upon performance criteria set for Employee by the Board and certain other factors, including the Company‘s performance, financial stability, availability of cash, industry benchmarks and standards and market conditions. Any annual bonus so awarded shall be payable by February 28th of each year for the Employee‘s performance in the previous year (the “Measuring Year”). To be eligible for an annual bonus, the Employee must be employed on the date such bonus is pa id.”

3.Except as set forth in this Amendment, all other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

4.This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, and Executive has executed this Amendment, in each case on the 1st day of January, 2020.

OCUGEN, INC.

By: /s/ Shankar Musunuri
Shankar Musunuri
Chairman and CEO

SANJAY SUBRAMANIAN

By: /s/ Sanjay Subramanian